Exhibit 10.10

Confidential

PRIVATE PLACEMENT OF LLC MEMBERSHIP INTERESTS BY AHAC SPONSOR III, LLC.

This Subscription Agreement (the “Subscription Agreement”) relates to an offering (the “Private Placement”) of LLC Membership Interests relying upon one or more exemptions from registration requirements of the Federal securities laws pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 as amended (“Securities Act”). None of the securities to which this Subscription Agreement relates have been registered under the Securities Act, or any U.S. state securities laws, and, unless so registered none may be offered or sold, except pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable U.S. state securities laws. In addition, hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act.

This Subscription Agreement is intended solely for the use of the person whose name is set in the signature page (“Subscriber”) and such person’s advisors in connection with evaluating an investment in Alpha Healthcare Acquisition Corp. III (“SPAC”) via LLC Membership Interests (“LLC Membership Interests”) in AHAC Sponsor III, LLC a Delaware limited liability company (“SPAC Sponsor”), as described in the Amended and Restated Limited Liability Company Operating Agreement of the SPAC Sponsor in the form attached hereto as Exhibit A (“LLC Operating Agreement”).

The following documents must be completed in accordance with the instructions set forth below and must be executed in order to determine whether the Subscriber is an accredited investor and in order to subscribe to LLC Membership Interests of the SPAC Sponsor.

The following documents are enclosed:

Subscription Agreement

Exhibit A: LLC Operating Agreement

Exhibit B: Signature Pages for Subscription Agreement and LLC Operating Agreement

Exhibit C: Wire Instructions for the SPAC Sponsor Escrow

SUBSCRIPTION AGREEMENT

THIS Subscription Agreement (“Subscription Agreement”) for the Private Placement is dated as set (“Effective Date”) in the signature page of this Subscription Agreement, by and between AHAC Sponsor III, LLC, a Delaware limited liability company (“SPAC Sponsor”) and the Subscriber (“Subscriber”) as set in the signature page of this Subscription Agreement, together the “Parties”.

WHEREAS, the SPAC Sponsor is the sponsor of Alpha Healthcare Acquisition Corp. III, a special purpose acquisition company (“SPAC”) that, pursuant to regulatory approvals, intends to conduct an Initial Public Offering (“IPO”) of IPO Units consisting of common shares and fractional warrants (“IPO Units”) at a price of $10.00 per IPO Unit, with a listing on either the NYSE or NASDAQ Exchange, as will be further described in the Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the SEC.

WHEREAS, the sole purpose of the SPAC shall be to conduct an Initial Business Combination (“IBC”) as further described in the Registration Statement. The SPAC Sponsor shall have no other purpose other than holding the SPAC securities and activities supporting the consummation of the SPAC IPO and IBC.

WHEREAS, Private Shares (“Private Shares”) are common shares issued by the SPAC to the SPAC Sponsor (also known as Founder Shares or Promote Shares) and are substantially identical to the common shares contained within the Units offered in the IPO except that they (i) will be subject to the Lockup Period and transfer restrictions described in the LLC Operating Agreement; and (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or the resale of the Private Shares is registered under the Securities Act.

WHEREAS, Private Placement Units (“Private Placement Units”) are substantially identical in composition to the IPO Units (also known as Risk Capital) offered in the IPO except that they (i) will be subject to the Lockup Period and transfer restrictions described in the LLC Operating Agreement; and (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or the resale of the Private Shares is registered under the Securities Act.

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the SPAC Sponsor shall issue and sell to the Subscriber, and the Subscriber shall:

●	Indicate a firm commitment to purchase up to $18 million of the IPO Units (“IPO Subscription”) issued in the IPO of the SPAC, subject to the Subscriber holding no more than 9.99% of the common shares of the SPAC following the IPO.

●	Purchase $10.00 (“Subscription Amount”) of LLC Membership Interest (“LLC Membership Interests”) of the SPAC Sponsor that entitles the Subscriber to 2% of the Private Shares up to 90,000 Private Shares (the “Incentive Private Shares”) subject to pro rata forfeiture depending on the size of the IPO Subscription.

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Subscription Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the SPAC Sponsor and the Subscriber hereby agree as follows:

1.	Investment Terms

1.1	LLC Membership Interests.

●	In return for making a firm commitment to an IPO Subscription, the Subscriber shall have the right to subscribe to LLC Membership Interests for the Subscription Amount which shall entitle the Subscriber to the Incentive Private Shares.
●	The Incentive Private Shares shall not be subject to dilution from any additional financings by the SPAC Sponsor.
●	The Incentive Private Shares shall be distributed to the Subscriber following the expiration of the Lockup Period as per Article IV in the Operating Agreement.
●	The Incentive Shares may be transferred to a Permitted Transferee as per Article VIII in the Operating Agreement.
●	The Subscriber shall have the right but not the obligation to subscribe, at their sole discretion, to any equity financing related to the IBC Closing, subject to a maximum of 10% of such offerings’ proceeds if the Subscriber represents and warrants not having sold their IPO Subscription shares at the time of the equity financing.
●	Pursuant to the LLC Operating Agreement, the Subscriber shall be eligible to hold such number of Private Shares at Closing as indicated in Exhibit B.

1.2	Closing Conditions.

The obligation of the Subscriber to purchase the LLC Membership Interests at the Closing under this Subscription Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions:

●	On the Closing Date, no legal, administrative or regulatory action, suit or proceeding shall be in effect or pending which seeks to restrain, prohibit or make illegal the consummation of the transactions contemplated by this Agreement.
●	The representations and warranties of the SPAC Sponsor contained in this Agreement shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date as if made on the Closing Date.
●	The Registration Statement shall have been declared effective by the SEC.
●	The IPO shall close concurrently with gross proceeds of not less than $100 million.
●	The SPAC Sponsor shall have received subscriptions for LLC Membership Interests, inclusive of the purchase by the Subscriber of the LLC Membership Interests hereunder, in an amount in aggregate of not less than $3.5 million.
●	The LLC Operating Agreement, in the form attached hereto as Exhibit A, shall have been adopted and become effective prior to or concurrently with the Closing.

1.3	Acceptance or Rejection.

●	Upon execution of this Subscription Agreement, the Subscriber’s obligation to purchase the Subscription Amount of the LLC Membership Interests shall be irrevocable, and the Subscriber shall be legally bound to purchase the LLC Membership Interests subject to the terms set forth in this Subscription Agreement.

●	The Subscriber understands and agrees that the SPAC Sponsor reserves the right to reject this subscription for LLC Membership Interests in whole or part in any order at any time prior to the closing of this offering (“Private Placement”; such closing the “Closing”) of the purchase and sale of the LLC Membership Interests for any or no reason, notwithstanding the Subscriber’s prior receipt of notice of acceptance of the Subscriber’s subscription.
●	In the event of rejection of this subscription by the SPAC Sponsor in accordance with Section 1.4 or if the sale of the LLC Membership Interests is not consummated for any reason this Subscription Agreement and any other agreement entered into between the Subscriber and the SPAC Sponsor relating to this subscription shall thereafter have no force or effect, and the SPAC Sponsor shall return or cause to be returned to the Subscriber the Subscription Amount remitted to the SPAC Sponsor, without interest thereon or deduction therefrom within three (3) business days.

1.4	Closing Date.

The Closing shall take place at the SPAC Sponsor’s office, or such other place as determined by the SPAC Sponsor (including remotely via delivery of electronic documents) on or prior to the effectiveness of the SPAC’s Registration Statement as described below (the “Closing Date”).

1.5	Payment by Wire Transfer.

The Subscriber shall remit the Subscription Amount in immediately available cash, within three (3) business days of the Effective Date, to the SPAC Sponsor Escrow Account pursuant to the wire instructions provided in Exhibit C.

1.6	Escrow & Refund.
●	100% of the Subscription Amount shall remain in escrow until the closing of the IPO.
●	If the SPAC is unable to consummate an IPO within fifteen (15) business days of the Registration Statement having been declared effective by the SEC or if the SPAC is unable to consummate an IPO by December 31, 2021, 100% of the Subscription Amount shall be refunded from the escrow account to the Subscriber within three (3) business days.

1.7	Binding Agreement.

The Subscriber understands and agrees that, subject to the terms of this Subscription Agreement and applicable laws, by executing this Subscription Agreement, he, she or it is entering into a binding agreement.

2.	SPAC Sponsor Representations, Warranties & Covenants

The SPAC Sponsor represents and warrants to the Subscriber, as of the date hereof and as of the Closing, as follows:

2.1	Organization and Qualification.

The SPAC Sponsor is duly organized and validly existing as a limited liability company in good standing under the laws of Delaware.

2.2	Authorization; Enforcement.
●	The SPAC Sponsor has the requisite corporate power and authority to enter into and perform its obligations under this Subscription Agreement and to issue the LLC Membership Interests in accordance with the terms hereof.

●	The execution, delivery and performance of this Subscription Agreement by the SPAC Sponsor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the SPAC Sponsor or its Managing Member (as defined in the LLC Operating Agreement) or other members is required.
●	This Subscription Agreement constitutes, and upon the execution and delivery thereof, the Agreement will constitute, valid and binding obligations of the SPAC Sponsor enforceable against the SPAC Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.3	Private Placement.

Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the LLC Membership Interests by the SPAC Sponsor to the Subscriber as contemplated hereby.

2.4	No Conflicts.

The LLC Membership Interests upon issuance:

●	Are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable U.S. state securities laws and such transfer restrictions as are set forth in the LLC Operating Agreement.
●	Have been, or will be, duly and validly authorized and on the date of issuance of the LLC Membership Interests, such LLC Membership Interests will be duly and validly issued, fully paid and non-assessable.
●	Will not subject the holders thereof to personal liability by reason of being such holders.
●	Assuming the Subscriber Representations and Warranties as set forth in Section 3 hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

2.5	Absence of Litigation.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the SPAC Sponsor, threatened against or affecting the SPAC and the SPAC Sponsor or any of the SPAC’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

2.6	Business Activities.

As of the date hereof, the SPAC and the SPAC Sponsor have not conducted, and prior to the IPO will not conduct, any operations other than organizational activities and activities in connection with offering of the LLC Membership Interests and the IPO of the SPAC. SPAC Sponsor shall hold no assets other than the Private Placement Units and the Private Shares.

2.7	No General Solicitation.

Neither the SPAC Sponsor, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the LLC Membership Interests.

2.8	Registration Rights.

The Subscriber will be able to avail itself of Registration Rights once the Private Shares and Private Placement Units of the SPAC held by the SPAC Sponsor are (i) no longer subject to the lock up described in the LLC Operating Agreement and (ii) distributed to the Subscriber as described in the LLC Operating Agreement, provided, however, that to the extent the SPAC Sponsor exercises any such Registration Rights prior to the occurrence of the events specified in clauses (i) or (ii), the Subscriber will be bound by such exercise.

2.9	No Disqualification Events.

None of the SPAC Sponsor, any of its predecessors, any affiliates of the SPAC Sponsor, any director, executive officer, other officer of the SPAC Sponsor participating in this Offering, any beneficial owner of 20% or more of the SPAC Sponsor’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the SPAC Sponsor in any capacity at the time of sale nor any compensated solicitor or any director, executive officer, other officer of the compensated solicitor participating in this offering, (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). the SPAC Sponsor has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. the SPAC Sponsor has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

2.10	Foreign Corrupt Practices.

Neither the SPAC, the SPAC Sponsor, nor any director, officer, agent, employee or other Person acting on behalf of the SPAC and the SPAC Sponsor has, in the course of its actions for, or on behalf of, the SPAC and the SPAC Sponsor (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.11	Compliance with Anti-Money Laundering Laws.

The operations of the SPAC and the SPAC Sponsor are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the SPAC and the SPAC Sponsor with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the SPAC and the SPAC Sponsor, threatened.

3.	Subscriber Representations & Warranties

The Subscriber represents and warrants to the SPAC Sponsor, as of the date hereof and as of the Closing, as follows:

3.1	Accredited Investor: the Subscriber is an “accredited investor” as defined by Rule 501 of Regulation D under the Securities Act, and he, she or it comes within at least one category below:

For Natural Persons: The Subscriber is a natural person and:

☐	has an individual net worth or a joint net worth with the Subscriber’s Spousal Equivalent[1] in excess of $1,000,000 (determined by subtracting total liabilities from total assets)[2];
☐	had an individual income in excess of $200,000 (or a joint income together with the Subscriber’s spouse or Spousal Equivalent in excess of $300,000) in each of the two most recently completed calendar years, and reasonably expects to have an individual income in excess of $200,000 (or a joint income together with the Subscriber’s spouse or Spousal Equivalent in excess of $300,000) in the current calendar year;
☐	is a director or executive officer of the SPAC;
☐	holds in good standing one or more of the following professional certifications: General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82), or Investment Adviser Representative license (Series 65); and/or
☐	is a “family client,” as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), whose prospective investment in the Partnership is directed by that person’s Qualified Family Office (as defined below).

For Entities: The Subscriber is an entity and:

☐	is a corporation, partnership, limited liability company, Massachusetts or similar business trust or organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring interests in the Partnership that has total assets in excess of $5,000,000;
☐	is a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution defined in Section 3(a)(5)(A) of the Securities Act acting in either its individual or fiduciary capacity (this includes a trust for which a bank acts as trustee and exercises investment discretion with respect to the trust’s decision to invest in the Partnership);
☐	is a broker dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);
☐	is an investment adviser registered pursuant to Section 203 of the Advisers Act, or registered pursuant to the laws of a U.S. state;
☐	is an investment adviser relying on the exemption from registering with the U.S. Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act;

[1]	“Spousal Equivalent” means the Subscriber’s spouse or a cohabitant occupying a relationship generally equivalent to that of a spouse.
[2]	For purposes of calculating the Subscriber’s net worth or joint net worth with the Subscriber’s Spousal Equivalent, the calculation should exclude the Subscriber’s primary residence and indebtedness thereon up to the gross value of such residence; provided, that if the amount of such indebtedness outstanding at the time of the Subscriber’s admission to the Partnership would exceed the amount of such indebtedness outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability in the determination of the Subscriber’s net worth. Further, for purposes of calculating the joint net worth of the Subscriber and the Subscriber’s Spousal Equivalent, the assets of the Subscriber and Spousal Equivalent need not be held jointly.

☐	is an insurance company as defined in Section 2(a)(13) of the Securities Act;
☐	is an investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act;
☐	is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended;
☐	is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act of 1972, as amended;
☐	is a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of employees, having total assets in excess of $5,000,000;
☐	is an employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a) for which the investment decision to acquire an interest in the Partnership is being made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company, or registered investment adviser, (b) which has total assets in excess of $5,000,000, or (c) which is self-directed, with the investment decisions made solely by persons who are Accredited Investors;
☐	is a private business development company as defined in Section 202(a)(22) of the Advisers Act;
☐	is a trust not formed for the specific purpose of acquiring interests in the Partnership with total assets in excess of $5,000,000 and directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Partnership;
☐	is a revocable trust (including a revocable trust formed for the specific purpose of acquiring an interest in the Partnership) and the grantor or settlor of such trust is an Accredited Investor;
☐	is a “family office” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, (a) with assets under management in excess of $5,000,000, (b) that was not formed for the specific purpose of acquiring interests in the Partnership, and (c) whose prospective investment in the Partnership is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of an investment in the Partnership (such a family office, a “Qualified Family Office”);
☐	is a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, whose prospective investment in the Partnership is directed by its Qualified Family Office;
☐	is an entity of a type not listed above that (i) was not formed for the specific purpose of acquiring interests in the Partnership and (ii) that owns “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act) in excess of $5,000,000; and/or
☐	is an entity in which each equity owner is an Accredited Investor.[3]

3.2	If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, it represents that:
●	It is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Subscription Agreement and purchase the LLC Membership Interests as provided herein;

[3]	For purposes of selecting this response, it is permissible to look through various forms of equity ownership to natural persons. Those natural persons and all other equity owners of the entity seeking Accredited Investor status must be Accredited Investors.

●	Its purchase of the LLC Membership Interests will not result in any violation of, or conflict with, any term or provision of the charter, by-laws or other organizational documents of the Subscriber or any other instrument or agreement to which the Subscriber is a party or is subject;
●	The execution and delivery of this Subscription Agreement and the Subscriber’s purchase of the LLC Membership Interests has been duly authorized by all necessary action on behalf of the Subscriber;
●	All of the documents relating to the Subscriber’s subscription to the LLC Membership Interests have been duly executed and delivered on behalf of the Subscriber and constitute a legal, valid and binding agreement of the Subscriber;
●	Has not been organized for the specific purpose of purchasing the LLC Membership Interests (unless all beneficial owners of the Subscriber are “accredited investors”) and is not prohibited from so purchasing the LLC Membership Interests.

3.3	If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, the person executing this Subscription Agreement hereby represents and warrants that the above representations and warranties shall be deemed to have been made on behalf of such entity and the Subscriber has made the same after due inquiry to determine the truthfulness of such representations and warranties.

3.4	There are no actions, suits, proceedings or investigations pending against the Subscriber or the Subscriber’s assets before any court or governmental agency (nor, to the Subscriber’s knowledge, is there any threat thereof) which would impair in any way the Subscriber’s ability to enter into and fully perform the Subscriber’s commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

3.5	The Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform the Subscriber’s obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

3.6	The execution, delivery and performance of and compliance with this Subscription Agreement and the issuance of the LLC Membership Interests will not result in any violation of, or conflict with, or constitute a default under, any of the Subscriber’s articles of incorporation, by-laws, operating agreement, partnership agreement, or trust agreement, if applicable, or any agreement to which the Subscriber is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of the Subscriber or the LLC Membership Interests. If the Subscriber is an individual, the Subscriber has legal capacity to execute and deliver this Subscription Agreement.

3.7	Any sales, transfers, or other dispositions of the LLC Membership Interests by the Subscriber, if any, will be made in compliance with the Securities Act and all applicable rules and regulations promulgated thereunder.

3.8	The Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the LLC Membership Interests or any facts or circumstances related thereto.

3.9	The Subscriber acknowledges and understands the LLC Membership Interests are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The LLC Membership Interests have not been registered under the Securities Act, and, if in the future, it decides to offer, resell, pledge or otherwise transfer the LLC Membership Interests, such LLC Membership Interests may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act (“Rule 144”), if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. It agrees that if any transfer of its LLC Membership Interests or any interest therein is proposed to be made, as a condition precedent to any such transfer, it may be required to deliver to the SPAC Sponsor an opinion of counsel satisfactory to the SPAC Sponsor. Absent registration or another available exemption from registration, it agrees it will not resell the LLC Membership Interests. It further acknowledges that because the SPAC is a shell company, Rule 144 may not be available to it for the resale of the LLC Membership Interests until the one-year anniversary following consummation of the IBC, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

3.10	The Subscriber understands that the LLC Membership Interests will not be registered under the Securities Act on the ground that the issuance thereof is exempt under either Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act as a transaction by an issuer not involving any public offering and that, in the view of the SEC, the statutory basis for the exception claimed would not be present if any of the representations and warranties of the Subscriber contained in this Subscription Agreement or those of other purchasers of the LLC Membership Interests are untrue or, notwithstanding the Subscriber’s representations and warranties, the Subscriber currently has in mind acquiring any of the LLC Membership Interests for resale upon the occurrence or non-occurrence of some predetermined event. the Subscriber understands that the LLC Membership Interests are not registered under the Securities Act of 1933 or any U.S. state securities laws (“Securities Act”), and the SPAC Sponsor has no obligation to register the LLC Membership Interests or assist the Subscriber in obtaining an exemption from such registration. the Subscriber also understands that the securities of the SPAC, including the Private Shares and the Private Placement Units which will be held by the SPAC Sponsor, are not registered under the Securities Act.

3.11	The Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the LLC Membership Interests unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable U.S. state securities laws with respect to the LLC Membership Interests proposed to be transferred shall then be effective or (b) the SPAC shall have received an opinion from counsel reasonably satisfactory to the SPAC, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

3.12	The Subscriber is purchasing the LLC Membership Interests subscribed for hereby for investment purposes only and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the occurrence of any particular event, condition or circumstance, except selling, transferring, or disposing the LLC Membership Interests made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that the Subscriber understands that an investment in the LLC Membership Interests is not a liquid investment.

3.13	The Subscriber is aware that the (i) the SPAC is a newly formed company with no operations and no commitments for any additional capital that may be needed in the future and (ii) the SPAC Sponsor’s sole assets are its holding of the SPAC’s securities.

3.14	The Subscriber has read each of the terms and provisions of this Subscription Agreement and of the LLC Operating Agreement.

3.15	No representations or warranties have been made to the Subscriber by the SPAC Sponsor, or any officer, employee, agent, affiliate, representative or subsidiary of the SPAC Sponsor, other than the representations of the SPAC Sponsor contained herein, and in subscribing for the LLC Membership Interests the Subscriber is not relying upon any representations other than those contained in this Subscription Agreement.

3.16	Prior to the execution of this Subscription Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the SPAC and the SPAC Sponsor concerning an investment in the SPAC Sponsor, as well as the finances, operations, business and prospects of the SPAC and the SPAC Sponsor, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on its own knowledge and understanding of the SPAC and the SPAC Sponsor and its business based upon its own due diligence investigation and the information furnished pursuant to this paragraph. It understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 3 and it has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the SPAC or the SPAC Sponsor, its operations and/or its prospects.

3.17	The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the Subscriber’s investment in the LLC Membership Interests, of making an informed investment decision with respect thereto, and has the ability and capacity to protect the Subscriber’s own interests. the Subscriber acknowledges and agrees that the Subscriber’s investment in the SPAC Sponsor is reasonable in relation to the Subscriber’s net worth and financial needs.

3.18	The Subscriber has the ability to evaluate the risks of investing in early-stage development companies. the Subscriber understands and acknowledges that the LLC Membership Interests have no assurance of capital preservation and that the LLC Membership Interests may lose all their value if the SPAC is liquidated without completing its IBC.

3.19	The Subscriber has considered and has discussed with the Subscriber’s legal, tax, accounting, investment and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for the Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for the Subscriber. the Subscriber has relied solely on such advisors and not on any statements or representations of the SPAC or the SPAC Sponsor or any of their respective agents.

3.20	The Subscriber understands that the Subscriber, and not the SPAC Sponsor, shall be responsible for the Subscriber’s own tax liability that may arise as a result of this investment, or the transactions contemplated by this Subscription Agreement. Without limiting the generality of the foregoing, the Subscriber acknowledges and understands that the Subscriber’s eligibility to invest in this offering and the SPAC Sponsor’s acceptance of this Subscription Agreement shall not be deemed a representation by the SPAC Sponsor that the LLC Membership Interests are suitable for the Subscriber’s investment objectives or risk tolerance.

3.21	The Subscriber understands that the SPAC Sponsor shall vote in favor of a proposed IBC on behalf of all LLC Members.

3.22	The Subscriber agrees not to propose an amendment to the SPAC’s Certificate of Incorporation.

3.23	The Subscriber understands that the Subscriber does not have any redemption rights associated with the Subscription Amount and is not entitled to any interest on the Subscription Amount.

3.24	The Subscriber represents that the Subscriber is not subscribing to the LLC Membership Interests as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the SPAC Sponsor, the SPAC or any of their affiliates, agents or representatives.

3.25	The Subscriber represents and warrants, to the best of the Subscriber’s knowledge, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the investment by the Subscriber contemplated by this Subscription Agreement (provided, however, the Subscriber makes no representation hereunder with respect to any finder, broker, agent, financial advisor or other intermediary or person acting on behalf of the SPAC Sponsor or any other investor in the SPAC Sponsor).

3.26	The Subscriber represents and warrants that the Subscriber has kept and will keep confidential any information made available in connection with its investigation of the SPAC or the SPAC Sponsor and its intended business and agrees that all such information shall be kept in confidence by the Subscriber and neither be used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason (other than the Subscriber’s legal and tax advisors) notwithstanding that the Subscriber’s Subscription may not be accepted by the SPAC Sponsor; provided, that any such information may be disclosed (i) pursuant to applicable law, rule, regulation, subpoena, court order, similar judicial process, or at the request or requirement of any governing authority, (ii) to an the Subscriber’s affiliates, and its and their members, managers, officers, employees, advisors (including, without limitation, counsel) and representatives, in each case as may be reasonably required in connection with the Subscriber’s investment in the SPAC Sponsor, and (iii) in the form of summary historical financial information, to any existing or prospective investor of the Subscriber, provided that such existing or prospective investor is (x) informed of the confidential nature of the confidential information and directed to keep such information confidential or (y) subject to a confidentiality obligation.

3.27	The Subscriber acknowledges and agrees that, concurrently with the closing of the IPO, if all Closing Conditions are met, any and all proceeds from the Private Placement held in escrow shall be released to the SPAC Sponsor, without any further action of the Subscriber and the Subscriber authorizes the Escrow Agent and the SPAC Sponsor to release such proceeds for deposit into the SPAC’s Trust Account.

3.28	The Subscriber understands that the SPAC Sponsor shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the SPAC Sponsor. This Subscription Agreement is not binding upon the SPAC Sponsor until accepted in writing by an authorized officer of the SPAC Sponsor. In the event that this subscription is rejected, then the Subscriber’s subscription funds (to the extent of such rejection) will be promptly returned in full without interest thereon or deduction therefrom.

3.29	The Subscription Agreement does not contain any untrue statement of a material fact or omit any material fact concerning the Subscriber.

3.30	The Subscriber understands that the SPAC Sponsor is relying on the Subscriber with respect to the accuracy of these representations and warranties and understands the significance of the Subscriber’s representations and warranties to the SPAC Sponsor that the Investor is an Accredited Investor. By executing this Subscription Agreement, the Subscriber agrees to notify the SPAC Sponsor of any material changes affecting the Subscriber’s status prior to the SPAC Sponsor’s acceptance of the subscription.

3.31	The Subscriber further represents that the address of the Subscriber set forth below is his/her principal residence (or, if the Subscriber is a company, partnership or other entity, the address of its principal place of business); that the Subscriber is purchasing the LLC Membership Interests for the Subscriber’s own account and not, in whole or in part, for the account of any other person (other than members, partners, shareholders or other beneficial owners or beneficiaries of the Subscriber, if the Subscriber is an entity); and that the Subscriber has not formed any entity, and is not an entity formed, for the purpose of purchasing the LLC Membership Interests.

3.32	The Subscriber represents and warrants that neither he, she or it, nor any director, officer, agent, employee or other Person acting on behalf of the Subscriber has, in the course of its actions for, or on behalf of, the Subscriber (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.33	The Subscriber represents and warrants that he, she or it, or any director, officer, agent, employee or other Person acting on behalf of the Subscriber has, in the course of its actions for, or on behalf of, the Subscriber conducted business at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Subscriber with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Subscriber, threatened.

4.       Subscriber Rights, Waivers, Indemnification & Covenants

4.1	The Subscriber shall not be entitled to any registration rights with respect to LLC Membership Interests other than certain registration rights as a transferee of the SPAC securities owned by the SPAC Sponsor and in that certain Registration Rights Agreement between the SPAC Sponsor and the SPAC which will be filed with the SEC as an exhibit to the registration statement of the SPAC. In addition, should the Subscriber receive a distribution of any securities of the SPAC held by the SPAC Sponsor, the Subscriber will be asked to execute an insider letter in substantially the same form filed as an exhibit to the SPAC registration statement of the SPAC, if such distribution were to occur prior to the expiration of any applicable lock-up periods. In addition, any such securities may be subjected to further lockup, transfer, escrow or other conditions in connection with the SPAC’s IBC.

4.2	In the event that their Subscription is not accepted or if their Subscription is refunded from the escrow account due to the IPO not being consummated, the Subscriber shall have no claims nor obligations towards the SPAC, the SPAC Sponsor and the Managing Member.

4.3	The Subscriber agrees to indemnify, hold harmless, reimburse and defend the SPAC Sponsor and their respective officers and directors, employees, members, managers, agents, sub-agents, attorneys, accountants and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty (or any omission which results in any representation or warranty being false) by the Subscriber, or the Subscriber’s breach of, or failure to comply with, any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to the SPAC Sponsor and its respective officers and directors, employees, members, managers, agents, sub-agents and affiliates and each other person, if any, who controls any of the foregoing in connection with the Private Placement.

4.4	If any action shall be brought against an indemnified party in respect of which indemnity may be sought pursuant to this Subscription Agreement, the indemnified shall promptly notify the indemnifying party in writing and the indemnifying party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the indemnified party. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of indemnified party except to the extent that:
●	The employment thereof has been specifically authorized by indemnifying party in writing,
●	The indemnifying party has failed after a reasonable period of time to assume such defense and to employ counsel or
●	In such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the indemnifying party and the position of indemnified party, in which case the indemnifying party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The indemnifying party will not be liable to the indemnified party under this Subscription Agreement (y) for any settlement by an indemnified party effected without the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties, covenants or agreements made by the indemnified party in this Subscription Agreement.

4.5	The Subscriber hereby agrees not to seek recourse against the SPAC’s Trust Account for any reason whatsoever in connection with the Subscriber’s purchase of the LLC Membership Interests or any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, that may arise now or in the future.

4.6	The Subscriber agrees that to the extent any waiver of rights under Sections 3 and 4 is ineffective as a matter of law, the Subscriber has offered such waiver for the benefit of the SPAC and the SPAC Sponsor as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. the Subscriber acknowledges the receipt and sufficiency of consideration received from the SPAC Sponsor hereunder in this regard.

5.	Miscellaneous
5.1	Notices.

Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent by either (i) email with affirmative confirmation of receipt (ii) registered or certified mail with return receipt requested (postage prepaid). If to the Subscriber, at the address set forth on the signature page to this Subscription Agreement. If to the SPAC Sponsor, addressed to Mr. Rajiv Shukla at rs@alphaspac.com.

5.2	Entire Agreement, Assignment.

This Subscription Agreement (along with Exhibits A, B and C hereto) represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be terminated, modified, waived or amended only by a writing executed and delivered by both parties. Neither the SPAC Sponsor nor the Subscriber has relied on any representations not contained or referred to in this Subscription Agreement. No right or obligation of a party shall be assigned or otherwise transferred without prior written consent of the other party, provided, however, that the Subscriber may transfer or assign all or a portion of its rights under this Subscription Agreement to an affiliate or to any fund or account managed or advised by the same investment manager or advised by the same investment advisor as the Subscriber. the Subscriber shall provide notice to the SPAC Sponsor to the extent it assigns any rights hereunder in accordance with the proviso in the immediately preceding sentence. Any assignment or transfer in violation of the foregoing shall be null and void.

5.3	Counterparts, Execution.

This Subscription Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Subscription Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

5.4	Governing Law; Jurisdiction.

Governing Law: This Subscription Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

Jurisdiction: The Parties:

(a)	hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Subscription Agreement,
(b)	agree not to commence any suit, action or other proceeding arising out of or based upon this Subscription Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and
(c)	hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Subscription Agreement or the subject matter hereof may not be enforced in or by such court.

5.5	Arbitration.

Except as otherwise provided in Section 5.6 below, all disputes between the parties arising from this Subscription Agreement shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”), by an arbitrator who is mutually agreeable to the parties to this Subscription Agreement. If the parties are unable to agree upon an arbitrator, one arbitrator shall be selected in accordance with the AAA Rules and any judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction. All proceedings in any such arbitration shall be conducted in New York, New York. Each party to such arbitration shall be responsible for their respective costs and expenses associated therewith. Upon a final determination by the arbitrator with respect to the dispute, the arbitrator shall notify the parties thereto in writing. Each of the parties expressly agrees and acknowledges that all disputes between the parties are subject to the alternative dispute resolution procedures of this Section 5.5, except as otherwise provided in Section 5.6 below. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO the Securities OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.6	Specific Enforcement, Consent to Jurisdiction.

The SPAC Sponsor and the Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Subscription Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Any action brought by either party against the other to compel arbitration or for specific enforcement or injunction relief shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Subscription Agreement hereby irrevocably waive any objection to jurisdiction and venue of any such action instituted under this Section 5.6 and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

The parties executing this Subscription Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the SPAC Sponsor agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury with respect to any such actions. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding under this Section 5.6 by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. the SPAC Sponsor and the Subscriber hereby irrevocably waive and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

5.7	Drafting, Construction.

This Subscription Agreement shall not be construed for or against a party based upon authorship. The parties hereto have participated jointly in the negotiation and drafting of this Subscription Agreement. If an ambiguity or question of intent or interpretation arises, this Subscription Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Subscription Agreement. The words “include”, “includes”, and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

5.8	Captions, Certain Definitions.

The captions of the various sections and paragraphs of this Subscription Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Subscription Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Subscription Agreement. As used in this Subscription Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other legal entity and a government or any department or agency thereof.

5.9	Survival, Severability.

Survival. The representations, and warranties, covenants and agreements of the parties hereto shall survive the Closing until the consummation of an IBC.

Severability: In the event that any term or provision of this Subscription Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Subscription Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Subscription Agreement.

5.10	No Assignment.

Except as otherwise permitted under Section 5.2, the Subscriber agrees not to transfer or assign this Subscription Agreement or any of the Subscriber’s interest herein and further agrees that the transfer or assignment of the LLC Membership Interests acquired pursuant hereto shall be made only in accordance with all applicable laws and the terms of the LLC Operating Agreement.

5.11	Binding upon Successors.

This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

5.12	Amendment.

Except as expressly provided in this Subscription Agreement, neither this Subscription Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

5.13	No Revocation.

Subscriber agrees that the Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of the Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, successors, and permitted assigns.

5.14	Counsel.

Subscriber acknowledges that it has been advised or has had the opportunity to consult with the Subscriber’s own attorney, accountant, financial advisor and any other advisors regarding this Subscription Agreement and the Subscriber’s investment in the SPAC Sponsor and the Subscriber has done so to the extent that the Subscriber deems appropriate.

[signature pages follow in Exhibit B]

Exhibit B: Signature Page for LLC Operating Agreement

IN WITNESS WHEREOF, the Subscriber hereto has signed this LLC Operating Agreement as of the date written below.

Signature
LLC Member Name
Date

Exhibit B: Signature Page for Subscription Agreement (Individuals)

	IPO UNITS	PRIVATE PLACEMENT UNITS	PRIVATE SHARES
Investment Amount
Number

IN WITNESS WHEREOF, the Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

Signature
Name
Social Security Number
Mailing Address
Email:
Telephone:
Date

Exhibit B: Signature Page for Subscription Agreement (Partnerships, Corporations or Other Entities)

	IPO UNITS	PRIVATE PLACEMENT UNITS	PRIVATE SHARES
Investment Amount
Number

IN WITNESS WHEREOF, the Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

Signature
Authorized Signatory Name
Organizational Title
Entity Name
Taxpayer Number (if applicable)
Entity Address
Email:
Telephone:
Date

Exhibit B: Signature Page for Subscription Agreement (Managing Member)

IN WITNESS WHEREOF, the SPAC Sponsor has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below.

Signature
Authorized Signatory Name	Rajiv Shukla
Organizational Title	Managing Member
Entity Name	AHAC Sponsor III, LLC
Date

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